UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2022

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On June 15, 2022, Body and Mind Inc. (the “Company” or “BaM”) issued a news release to provide an update on the extension and amendments to its loan agreement (the “Loan Agreement”) entered into between the Company, DEP Nevada, Inc., a wholly owned subsidiary of the Company, the guarantors as set forth in the Loan Agreement, FG Agency Lending LLC (the “Agent”) and Bomind Holdings LLC (the “Lender”), dated July 19, 2021, as amended on November 30, 2021.

The Company has entered into a second amendment to the Loan Agreement (“Amendment No. 2 to Loan Agreement”) to extend the maturity date by one year to July 19, 2026. Additionally, Amendment No. 2 to Loan Agreement allows the outside date for the Company to draw on the delayed draw term loan of US$4.44 million to be extended from June 1, 2022 to March 31, 2023, whereby US$4 million in funds will be advanced to the Company. The ability of the Company to draw on the delayed draw term loan is subject to compliance with certain provisions in Loan Agreement including provision of a satisfactory budget approved at the sole discretion of the Lender. The Amendment No. 2 to Loan Agreement increases the interest rate on the advanced funds from 13% to 15% per annum, which additional 2% interest may be paid in kind, with the interest being payable on the first day of each month. Amendment No. 2 to Loan Agreement provides for an exit fee equal to 1.5% of the principal balance, which is due and payable upon any payment, in part or in full, of the initial term loan and the delayed draw term loan.

As partial consideration for Amendment No. 2 to Loan Agreement, the Company has issued 1,000,000 common stock purchase warrants (each, a “Warrant”) to the Lender. Each Warrant entitles the holder to acquire shares of common stock (each, a “Warrant Share”) at an exercise price of US$0.16 per Warrant Share until June 14, 2027.

Amendment No. 2 to Loan Agreement contains additional features and requirements and the material terms will be described in a Current Report on Form 8-K to be filed by the Company on or about June 17, 2022.

“The extension of our current loan facility aligns with our development program and provides flexibility around future opportunities,” stated Michael Mills, CEO of Body and Mind. “As we continue with our expansion plans, this opportunity to amend the loan facility provides the Company with optionality to pursue opportunities.”

A copy of the news release is attached as Exhibit 99.1 hereto.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated June 15, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: June 15, 2022	By:	/s/ Michael Mills
Michael Mills President, CEO and Director

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